Exhibit 99.1

NexMetals Intersects 10.50 Metres of Sulphide Mineralization at Selebi Main in Drill Hole SMD-26-209, Expanding the Flexure Zone

Vancouver, British Columbia, March 26, 2026 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (“NEXM” or the “Company”) is pleased to report visual results from drill hole SMD-26-209, part of its ongoing surface drilling program targeting the emerging Flexure Zone (“Flexure Zone”) at the Selebi Main deposit in Botswana (see Figure 1). Drill core photos from hole SMD-26-209 are presented in Figure 2. Drilling continues to intersect strong zones of sulphide mineralization outside of the 2024 Mineral Resource Estimate (“2024 MRE”), reinforcing the scale and continuity of the Selebi system.

Highlights:

What You Need to Know: Strong Visual Intercept from SMD-26-209

●	Drill hole SMD-26-209 intersected a 10.50 metre interval of blebby, stringer and massive sulphides, including:

◌	3.05 metres of massive sulphides; and
◌	5.95 metres of massive sulphides

●	Assays are pending and will be reported once received and validated.

What Does This Mean?

●	Visual results from SMD-26-209 are consistent with SMD-25-205 (11.05 metres of 7.31% CuEq, see news release dated February 26, 2026), located 350 meters to the northeast, demonstrating expansion potential within the Flexure Zone, extending down-dip and down-plunge from Selebi Main.
●	The presence of thick, continuous massive sulphide intervals in holes spaced more than 300 meters apart supports the Company’s interpretation of a robust and laterally extensive mineralized system at Selebi Main.

The combination of massive, blebby and stringer sulphides indicate a strong sulphide system with potential for scale, particularly when integrated with ongoing borehole electromagnetic (“BHEM”) targeting.

Sean Whiteford, CEO and Director of the Company, commented: “Hole SMD-26-209 continues to demonstrate thick intervals of massive sulphide mineralization beyond the current mineral resource footprint. Step-out drilling within the emerging Flexure Zone is not only highlighting expansion potential, but also validating our BHEM targeting, with mineralization consistently intersected where modeled. These results point to potential for increased thickness at depth, which could have positive implications for project economics. With several additional holes in progress targeting this zone, we look forward to further defining the extent and characteristics of the Flexure Zone. The visual results alone highlight the strength of the system, and we look forward to validating these observations with assays.”

Figure 1: Long section of Selebi Mines highlighting drill hole SMD-26-209 location relative to the 2024 MRE and the expansion of the Flexure Zone. The Inferred Resource reference in Figure 1 is presented in accordance with NI 43-101, which may not be identical to Inferred Resource references under SK-1300.

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Figure 2: SMD-26-209 Core photos.

Detailed Drilling and BHEM Information

SMD-26-209 was completed to 1,861.9 metres and intersected a 10.5 metre interval of mineralization from 1,768.65 metres to 1,779.15 metres. The mineralized zone is comprised of blebby, stringer and massive sulphides and includes two intervals of massive sulphides with thicknesses of 3.05 metres and 5.95 metres. The mineralized interval is characterized by pyrrhotite-rich massive sulphides with visible chalcopyrite, along with magnetite and minor amphibolite inclusions.

SMD-26-209 is the most recent Selebi Main Expansion drillhole that defines the newly emerging “Flexure Zone”. SMD-26-209 is located 350 metres UTM southwest of SMD-25-205 (11.05 metres of 7.31% CuEq, 3.00% Cu and 2.09% Ni) and 345 metres UTM northwest of SMD-26-208 that intersected three zones of sulphide mineralization (see news release dated February 26, 2026).

This Flexure Zone is located down-dip and down plunge of the 2024 MRE and was discovered by the follow-up of drilling and BHEM results in SMD-25-201 and subsequent drill holes. SMD-25-201 was the first hole that targeted large BHEM plates at the southernmost extent of the gap between the Selebi Main and Selebi North deposits (see news release dated February 26, 2026).

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To date, a total of 19,130 metres in 8 completed holes, 1 hole extension, 3 abandoned holes and 3 in-progress holes have been completed as part of the surface drilling program. Drill hole collar details are provided in Table 1 below.

Table 1: 2026 Surface Drilling Collar Information

HOLE ID	UTM East	UTM North	Elevation	Dip	True North Azimuth	Hole Length	Comment
SMD-26-209	582465.3	7563469.4	908.0	-74.5	100.2	1861.9

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, V.P. Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101 and Subpart 1300 of Regulation S-K.

Quality Control

The program is being executed using three company-owned underground Zinex U5 drills which were converted into surface A5 drills, and a Marcotte HTM2500 drill purchased by the Company capable of drilling to depths of 2,550 metres (NQ core).

Drill core samples are either NQ (47.75 mm diameter) or BQ (36.40 mm diameter). All samples are ½ core samples cut by a diamond saw on site and the remaining half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Geochemistry in Johannesburg, South Africa. Commercially prepared Blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81). Analyses for Pt, Pd, and Au are by fire assay (30 grams nominal sample weight) with an ICP-AES finish (PGM-ICP23).

Holes are numbered as follows: SMD (Selebi Main Deposit) + year + hole number starting at 201.

BHEM Surveys

The BHEM surveys at Selebi utilize the Crone PEM system operated by local Botswana staff. Survey data is collected using a 3-component fluxgate probe collecting full waveform data. Surveys have been collected using timebases between 50 and 1000ms (0.25 Hz to 5 Hz). The data has been processed to a calculated residual step response to better quantify the conductive sources. This added processing has proven to be highly valuable because of the size of the highly conductive mineralized system.

Technical Report

The 2024 MRE on the Selebi Mines is supported by the technical report entitled “Technical Report, Selebi Mines, Central District, Republic of Botswana” dated September 20, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report”),and the technical report summary entitled “S-K 1300 Technical Report Summary Selebi Mines, Central District, Republic of Botswana, Premium Resources Ltd.” dated December 17, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report Summary”), each prepared by SLR Consulting (Canada) Ltd. for NEXM. Reference should be made to the full text of the Selebi Technical Report, which was prepared in accordance with NI 43-101 and is available on SEDAR+ (www.sedarplus.ca) and the Selebi Technical Report Summary, which was prepared in accordance with Subpart 1300 of Regulation S-K and is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on EDGAR (www.sec.gov), in each case, under NEXM’s issuer profile.

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About NexMetals Mining Corp.

NexMetals Mining Corp. is a TSX.V and NASDAQ listed mineral exploration and development company focused on redeveloping the past-producing Selebi and Selkirk copper-nickel-cobalt-platinum group element mines in Botswana. NexMetals has confirmed the scale of mineralization is larger than historical estimates, supported by NI 43-101- and Regulation S-K 1300-compliant resource estimates, with ongoing down-hole geophysics, drilling, and metallurgical programs aimed at expanding resources and supporting future economic studies. The Company is led by an experienced management and technical team with a proven track record in global mineral projects, emphasizing disciplined execution, transparent governance, and long-term stakeholder value creation.

For further information about NexMetals Mining Corp., please contact:

Sean Whiteford
CEO and Director
info@nexmetalsmining.com

1-833-770-4334

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the Company reporting assay results for Drill hole SMD-26-209 when they become available and the anticipated results; the expected scale and continuity of the Selebi system; the Company’s interpretation of a robust and laterally extensive mineralized system at Selebi Main; the Company’s belief in a strong sulphide system with potential for scale; and the expansion potential within the Flexure Zone which could have positive implications for project economics. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; metallurgical results differing from the Company’s estimates; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. SEC on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.ca), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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